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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                              ------------------


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of Earliest Event Reported) : May 23, 1996


                           COIN BILL VALIDATOR, INC.
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            (Exact name of registrant as specified in its charter)



          New York                     0-25148               11-2974651
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(State or other jurisdiction        (Commission           (I.R.S. Employer
   of incorporation)                File Number)         Identification No.)



 425-B Oser Avenue, Hauppauge, New York                             11788
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(Address of principal executive offices)                         (Zip Code)



      Registrant's telephone number, including area code: (516) 231-1177
                                                         ---------------


          -----------------------------------------------------------
          Former name or former address, if changed since last report


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Item 1.  Change of Control.

(a) On May 23, 1996 (the "Transaction Date"), Coin Bill Validator, Inc. (the "Registrant") entered into an employment agreement with Stephen Katz ("Katz") pursuant to which the Registrant agreed to cause Katz to be elected its Vice Chairman of the Board and Chief Executive Officer (which it subsequently did). Under the employment agreement, the Registrant agreed to use its best efforts to increase the size of its Board of Directors from six to nine and to elect to each new directorship a person designated by Katz, provided that such person is reasonably acceptable to the Registrant. On the Transaction Date, the Registrant also entered into an agreement with Joan
Vogel ("Vogel") pursuant to which Vogel agreed to terminate her employment agreement with, and resign as director of, the Registrant in the event that the closing sale price of the Registrant's Common Stock exceeded $10 for any 20 trading days commencing with the Transaction Date, but only if Katz acted as Chief Executive Officer throughout such period of time and not before July
1, 1996.

                  On the Transaction Date, Odyssey Financial Company, a partnership of which Katz is a general partner along with other members of his family ("Odyssey"), purchased 200,000 shares of the Registrant's Common Stock, par value $.01 per share ("Common Stock"), from the Joseph Vogel Revocable Trust at a purchase price of $5.10 per share. On such date, Odyssey, Vogel, the Joseph Vogel Revocable Trust and Katz (collectively, the "Shareholders") entered into a Voting Trust Agreement pursuant to which the Shareholders assigned their respective shares of Common Stock to Katz, as voting trustee, for the benefit of the Shareholders (the "Voting Trust"). A total of 835,220 shares of Common Stock was initially subject to the terms and conditions of the Voting Trust, amounting to approximately 30.4 percent of the Registrant's Common Stock. Pursuant to the Voting Trust, Katz, as voting trustee, is authorized to vote the shares of Common Stock in such manner as he determines, in his sole judgment, to be in the best common interest of the Shareholders. There are no restrictions imposed by the Voting Trust on the ability of any of the Shareholders to sell their respective shares.

                  The Voting Trust terminates upon certain enumerated events, but in no event later then May 22, 1998.


(b)               Not applicable.






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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

    (a)      Not applicable

    (b)      Not applicable

    (c)  Exhibits

             1. Employment Agreement, dated May 23, 1996, between the Registrant and Katz.

             2. Letter Agreement, dated May 23, 1996, between Odyssey and the Joseph Vogel Revocable Trust.

             3. Voting Trust Agreement, dated May 23, 1996, among Odyssey, Vogel, the Joseph Vogel Revocable Trust and Katz.

             4. Letter Agreement, dated May 23, 1996, between Vogel and the Registrant.

             5. Agreement, dated June 4, 1996, among Odyssey, Vogel, the Joseph Vogel Revocable Trust and Katz.










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                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               COIN BILL VALIDATOR, INC.

                               By: /s/ Stephen Katz
                                  -------------------------------
                                       Stephen Katz,
                                       Chief Executive Officer



Date:  June 6, 1996



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